EXHIBIT NO. 99.(i) 2

LEGAL OPINION CONSENT

I consent to the incorporation by reference in this Post-Effective Amendment No. 59 to the Registration Statement (File Nos. 33-7638 and 811-4777) (the “Registration Statement”) of MFS® Series Trust I (the “Trust”), of my opinion dated June 30, 2011, appearing in Post-Effective Amendment No. 58 to the Trust’s Registration Statement, which was filed with the Securities and Exchange Commission on June 30, 2011.

BRIAN E. LANGENFELD
Brian E. Langenfeld
Assistant Secretary

Boston, Massachusetts
September 13, 2011